EXHIBIT 99.7

CONSENT OF SYBLE R. ROBERTS

Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, Syble R. Roberts, hereby consent to be named as a prospective director of First California Financial Group, Inc. (“FCFG”) in the Registration Statement on Form S-4 of FCFG, dated October 23, 2006, and any subsequent amendments thereto.

Signature:	/s/ SYBLE R. ROBERTS
Name:	Syble R. Roberts

Dated: October 20, 2006